UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2024
Pinstripes Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1150 Willow Road
Northbrook, IL 60062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (847) 480-2323

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PNST	New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock, exercise price of $11.50 per share	PNST.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 2.02. Results of Operations and Financial Condition
On November 26, 2024, Pinstripes Holdings, Inc. issued a press release providing financial results for the fiscal second quarter ended October 13, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
99.1	Press release issued by Pinstripes Holdings, Inc., dated November 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinstripes Holdings, Inc.

Dated: November 26, 2024	/s/ Anthony Querciagrossa
Anthony Querciagrossa
Chief Financial Officer